UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor
McLean, Virginia 22102
(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive  offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sanyogita Shamsunder as Chief Operating Officer

On May 7, 2024, NextNav Inc., a Delaware corporation (the “Company”), announced the appointment of Dr. Sanyogita Shamsunder as the Company’s Chief Operating Officer, effective as of May 9, 2024 (the “Effective Date”). Dr. Shamsunder was appointed Chief Operating Officer by the Board of Directors (the “Board”) of the Company on April 19, 2024.

Dr. Shamsunder, age 58, has over 20 years of experience leading teams in start-ups and large companies, managing hundreds of employees with budgets up to $100 million in the telecommunications and technology space. Recently, Dr. Shamsunder served as the Head of Edge Networking for Cloud at Google, Inc., where she led a team of software and network engineers to build Google’s global edge network. Prior to her time at Google, Dr. Shamsunder worked at Verizon, Inc. holding various positions, starting as a Director of Wireless Device and Network Planning (June 2007-March 2011) and most recently serving as the Vice President of Product Strategy, Innovation and Operations (May 2017-December 2021). Dr. Shamsunder holds a BE in electronics and communications engineering from Osmania University, Hyderabad India, an MS in electrical engineering from SUNY Stonybrook, a Ph.D. in electrical engineering and math from the University of Virginia, and an MBA with honors, from The Wharton School, University of Pennsylvania. Dr. Shamsunder has been awarded over 20 patents in wireless, telecommunications and networking.

In connection with Dr. Shamsunder’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Shamsunder. Pursuant to the terms of the Employment Agreement, Dr. Shamsunder is entitled to receive an annual base salary of $425,000 and is eligible to earn an annual target bonus of 50% of her annual base salary. For the period beginning on the Effective Date through December 31, 2024, Dr. Shamsunder is eligible to earn a full year’s bonus (which will not be pro-rated), which at target would be $212,500 payable at the time and in the form of payment that is made to other Company executive officers. Dr. Shamsunder’s annual target bonus will be based 85% on Company performance and 15% on her individual performance.

Pursuant to the Employment Agreement, Dr. Shamsunder is entitled to receive a one-time equity grant with an aggregate value of $2,100,000, to be paid in the form of (a) restricted stock units (“RSUs”) of the Company with a grant value equal to $1,100,000 (the “Sign-on RSU Grant”) and (b) Company stock options (“Options”) with a grant value equal to $1,000,000 (the “Sign-on Option Grant”). The conversion of the value of the Sign-on RSU Grant and the Sign-on Option Grant into the amount of RSUs and Options, as applicable, will be calculated using a trailing twenty day average of the Company’s stock price from the date of grant. The exercise price of the Sign-on Option Grant will be equal to 110% of the trailing twenty day average of the Company’s stock price from the date of grant. The Sign-on RSU Grant and the Sign-on Option Grant will vest as follows: 30% shall vest 12 months from the grant date and, subject to Dr. Shamsunder’s continued employment, the remaining portion shall continue to vest in equal quarterly installments over the subsequent three years. The Sign-on RSU Grant and the Sign-on Option Grant will be made pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”), as well as the Company’s form of RSU agreement and form of option agreement for employees, each of which are filed as Exhibits 10.4, 10.15 and 10.13, respectively, with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2024.

In addition, subject to approval of the Board or the Compensation Committee, in the first quarter of 2025, Dr. Shamsunder will be eligible for an annual long-term incentive grant consisting of RSUs (the “Annual RSU Grant”) and Company stock options (the “Annual Option Grant”), each valued at $500,000. The Annual RSU Grant and the Annual Option Grant will vest as follows: 1/4 shall vest on the one-year anniversary of the grant date and the remaining portion shall vest in equal installments at a rate of 1/12 per quarter thereafter. The exercise price of the Annual Option Grant is priced at 110% of the trailing twenty day average of the Company’s stock price from the date of grant. The conversion of the value of the Annual RSU Grant and the Annual Option Grant into the amount of RSUs and Options, respectively, will be calculated using a trailing twenty day average of the Company’s stock price from the date of grant. The Annual RSU Grant and the Annual Option Grant will also be made pursuant to the Plan, as well as the form of RSU agreement and form of option agreement for employees, as set forth above.

The Employment Agreement also contains certain severance terms. In the event Dr.Shamsunder is terminated by the Company without cause (which includes a non-renewal of the employment term by the Company) or due to Dr. Shamsunder’s resignation for good reason (each, a “Qualifying Termination Event”), then, subject to Dr. Shamsunder’s timely execution and non-revocation of a release of claims in the Company’s favor, Dr. Shamsunder will be entitled to the following: (i) a lump sum payment equal to her base salary; (ii) her earned but unpaid annual bonus with respect to any completed calendar year immediately preceding the termination date or, in the event that less than a full calendar year was completed, a pro-rated annual bonus; (iii) upon timely election, COBRA premiums for up to 12 months; (iv) all of Dr. Shamsunder’s then outstanding unvested time-based equity awards that would have become vested (but for such termination) during the 12-month period beginning on the termination date, will vest as of the date immediately prior to the termination date; and (v) subject to the following sentence, all of Dr. Shamsunder’s then outstanding unvested performance-based equity awards will vest in accordance with the applicable grant agreements. Notwithstanding the foregoing, if Dr. Shamsunder is terminated without cause during the first two years of her employment, all of her then outstanding unvested performance-based equity awards will vest as of the date immediately prior to her termination.

If Dr. Shamsunder experiences a Qualifying Termination Event within the period beginning on the date the Company enters into a definitive agreement that, if consummated, would result in a change in control and ending on the 12-month anniversary of such change in control, Dr. Shamsunder will be entitled to all items specified in clauses (i) through (v) above, except that, in lieu of the amount in clause (i) above, Dr. Shamsunder will be entitled to receive a lump sum payment equal to 150% of the sum of (A) Dr. Shamsunder’s base salary and (B) Dr. Shamsunder’s target bonus for the year in which the termination date occurs. Further, the accelerated vesting outlined in clause (iv) above will occur without regard to the 12-month period. Notwithstanding the foregoing, if Dr. Shamsunder is terminated without cause during the first two years of her employment, all of her then outstanding unvested performance-based equity awards will vest as of the date immediately prior to her termination.

In connection with her appointment, Dr. Shamsunder also entered into (i) an indemnification agreement in the form previously approved by the Board, which form is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2021 and (ii) a Confidentiality, Invention Assignment, and Non-Solicitation Agreement (the “Confidentiality Agreement”), which, among other things, prohibits her from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of her employment and for a specified time thereafter.

There are no arrangements or understandings between Dr. Shamsunder and any other persons pursuant to which Dr. Shamsunder was selected to be Chief Operating Officer of the Company. There are no family relationships between Dr. Shamsunder and any director or executive officer of the Company, and Dr. Shamsunder has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement and the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and the Confidentiality Agreement, each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

Item 8.01. Other Events.

On May 7, 2024, the Company issued a press release announcing Dr. Shamsunder’s appointment as Chief Operating Officer of the Company. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated May 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2024

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer